Provident Financial Services, Inc. Announces Quarterly Earnings

ISELIN, NJ, April 26, 2013 - Provident Financial Services, Inc. (NYSE:PFS) (the “Company”) reported net income of $17.8 million, or $0.31 per basic and diluted share for the three months ended March 31, 2013, compared to net income of $18.4 million, or $0.32 per basic and diluted share for the three months ended March 31, 2012.

Earnings for the first quarter of 2013 were aided by improvements in asset quality and a related reduction in the provision for loan losses compared with the same period last year, while growth in both average loans outstanding and average lower-costing core deposits have helped offset the adverse impact of the prolonged low interest rate environment.

Christopher Martin, Chairman, President and Chief Executive Officer, commented, “Our first quarter earnings reflect continued solid performance, despite a tepid recovery in the economy and an ultra-competitive environment.  Earnings benefitted from margin expansion from the trailing quarter and stable credit quality.  With our market providing limited business lending opportunities, we maintained our conservative credit discipline and concentrated on relationship expansion.  Expense management remains a key focus as we continue to seek out additional efficiencies within our operations.”

Balance Sheet Summary

Total assets decreased $96.9 million, or 1.3%, to $7.19 billion at March 31, 2013, from $7.28 billion at December 31, 2012, primarily due to decreases in total investments and cash and cash equivalents, partially offset by an increase in total loans.

Total investments decreased $62.1 million, or 3.7%, to $1.60 billion at March 31, 2013, from $1.66 billion at December 31, 2012, largely due to principal repayments on mortgage-backed securities, maturities of municipal and agency bonds, and the sale of certain mortgage-backed securities which had a heightened risk of prepayment, partially offset by purchases of mortgage-backed and municipal securities.

Cash and cash equivalents decreased $39.1 million to $64.7 million at March 31, 2013, from $103.8 million at December 31, 2012.  The decline in cash was attributable to a decrease in total deposits and an increase in total loans, partially offset by a decrease in total investments.

The Company’s loan portfolio increased $5.7 million during the three months ended March 31, 2013 to $4.91 billion.  Loan growth was tempered by the repayment of $17.3 million on two shared national credits during the quarter.  Loan originations totaled $348.3 million and loan purchases totaled $2.8 million for the three months ended March 31, 2013.  The loan portfolio had net increases of $19.0 million in commercial and multi-family mortgage loans, $15.5 million in construction loans and $8.5 million in commercial loans, which were offset by decreases of $30.8 million in residential mortgage loans and $5.4 million in consumer loans.  Commercial real estate, commercial and construction loans represented 63.2% of the loan portfolio at March 31, 2013, compared to 62.4% at December 31, 2012.

At March 31, 2013, the Company’s unfunded loan commitments totaled $940.1 million, including $347.3 million in commercial loan commitments, $220.3 million in construction loan commitments and $87.9 million in commercial mortgage commitments.  Unfunded loan commitments at December 31, 2012 were $869.0 million.

Total deposits decreased $151.7 million, or 2.8%, during the three months ended March 31, 2013 to $5.28 billion.  Core deposits, which consist of savings and demand deposit accounts, decreased $109.9 million, or 2.5%, to $4.36 billion at March 31, 2013.  The majority of the core deposit decrease was in demand and money market deposits and included certain expected outflows resulting from client tax planning considerations.  Time deposits decreased $41.8 million, or 4.4%, to $915.7 million at March 31, 2013, with the majority of the decrease occurring in the 6-, 12- and 60-month maturity categories.  Core deposits represented 82.6% of total deposits at March 31, 2013, compared to 82.4% at December 31, 2012.  The Company remains focused on developing core deposit relationships, while strategically permitting the run-off of time deposits.

Borrowed funds increased $50.7 million, or 6.3% during the three months ended March 31, 2013, to $854.0 million, as wholesale funding partially replaced the outflow in deposits.  Borrowed funds represented 11.9% of total assets at March 31, 2013, an increase from 11.0% at December 31, 2012.

Stockholders’ equity increased $9.2 million, or 0.9% during the three months ended March 31, 2013, to $990.4 million, primarily due to net income earned for the period, partially offset by dividends paid to stockholders and common stock repurchases.  Common stock repurchases for the three months ended March 31, 2013 totaled 55,666 shares at an average cost of $15.08 per share in connection with employee income tax withholding on stock-based compensation.  At March 31, 2013, 4.1 million shares remained eligible for repurchase under the current authorization.  At March 31, 2013, book value per share and tangible book value per share were $16.52 and $10.55, respectively, compared with $16.37 and $10.40, respectively, at December 31, 2012.

Results of Operations

Net Interest Income and Net Interest Margin

For the three months ended March 31, 2013, net interest income decreased $942,000, to $53.9 million, from $54.8 million for the same period in 2012.  The decline in net interest income resulted from compression in the net interest margin, which was substantially mitigated by the increase in average interest earning assets, primarily average loans outstanding, funded with the growth in lower-costing average core deposits, largely interest and non-interest bearing demand deposits.

The net interest margin for the quarter ended March 31, 2013 decreased 9 basis points to 3.33% compared with 3.42% for the quarter ended March 31, 2012.  The decrease in the net interest margin for the quarter ended March 31, 2013, compared with the same period last year, was primarily attributable to reductions in the weighted average yield on interest-earning assets, which declined 27 basis points to 3.92% for the quarter ended March 31, 2013, compared with 4.19% for the quarter ended March 31, 2012.  The weighted average cost of interest-bearing liabilities declined 19 basis points to 0.71% for the quarter ended March 31, 2013, compared with 0.90% for the first quarter of 2012.  The average cost of interest bearing deposits for the quarter ended March 31, 2013 was 0.44%, compared with 0.62% for the same period last year.  Average non-interest bearing demand deposits totaled $819.5 million for the quarter ended March 31, 2013, compared with $670.1 million for the quarter ended March 31, 2012.  The average cost of borrowed funds for the quarter ended March 31, 2013 was 2.24%, compared with 2.25% for the same period last year.

The Company’s net interest margin increased 4 basis points to 3.33% for the quarter ended March 31, 2013, from 3.29% for the quarter ended December 31, 2012.  The increase in the net interest margin versus the trailing quarter was primarily attributable to reductions in the weighted average cost of interest-bearing liabilities.  The weighted average cost of interest-bearing liabilities was 0.71% for the quarter ended March 31, 2013, compared with 0.77% for the trailing quarter.  The weighted average yield on interest-earning assets was 3.92% for the quarter ended March 31, 2013, unchanged from the quarter ended December 31, 2012.  The average cost of interest bearing deposits for the quarter ended March 31, 2013 was 0.44%, compared with 0.50% for the trailing quarter.  The average cost of borrowed funds for the quarter ended March 31, 2013 was 2.24%, compared with 2.29% for the quarter ended December 31, 2012.

Non-Interest Income

Non-interest income totaled $9.9 million for the quarter ended March 31, 2013, a decrease of $2.8 million, or 21.9%, compared to the same period in 2012.  Net gains on securities transactions decreased $1.7 million, totaling $511,000 for the three months ended March 31, 2013, compared with $2.2 million for the same period in 2012.  For both the three months ended March 31, 2013 and 2012, the Company identified and strategically sold select securities which had a heightened risk of accelerated prepayment.  The proceeds from these sales were reinvested in similar securities with more stable projected cash flows.  Other income decreased $844,000 for the three months ended March 31, 2013, compared to the same period in 2012, primarily due to income recognized in the prior year quarter associated with the discontinuance of the Company’s debit card rewards program, a decrease in gains related to loan sales and an increase in net losses on the sale of foreclosed real estate.  Additionally, fee income decreased $115,000 to $8.0 million for the three months ended March 31, 2013, from $8.1 million for the three months ended March 31, 2012, largely due to lower deposit-based fee revenue and a decrease in wealth management fees, partially offset by increased commercial loan prepayment fee income.

Non-Interest Expense

For the three months ended March 31, 2013, non-interest expense increased $155,000, or 0.4%, to $36.9 million, compared to $36.8 million for the three months ended March 31, 2012.  Compensation and benefits increased $483,000 for the quarter ended March 31, 2013, compared to the quarter ended March 31, 2012, due to higher salary expense associated with annual merit increases, increased severance costs and increased incentive compensation accrual, partially offset by reduced employee medical and retirement benefit costs.  Net occupancy expense increased $180,000 for the three months ended March 31, 2013, compared with the same period in 2012, primarily attributable to higher snow removal costs and increased depreciation expense related to branch renovations, partially offset by lower rent expense, a portion of which was due to branch consolidations in 2012.  Partially offsetting these increases in non-interest expense, other operating expenses decreased $235,000, or 4.0%, to $5.6 million for the quarter ended March 31, 2013, from $5.9 million for the same period in 2012, due primarily to decreases in debit card processing costs, legal expenses, loan collection activity, and loan administration expenses.  These decreases in other operating expenses were partially offset by valuation adjustments related to foreclosed real estate.  Also, the amortization of intangibles decreased $228,000 for the three months ended March 31, 2013, compared with the same period in 2012, as a result of scheduled reductions in core deposit intangible amortization.  FDIC insurance expense decreased $140,000, to $1.3 million for the three months ended March 31, 2013, from $1.4 million for the same period in 2012, primarily due to a lower assessment rate.

The Company’s annualized non-interest expense as a percentage of average assets was 2.08% for the quarter ended March 31, 2013, unchanged from the same period in 2012.  The efficiency ratio (non-interest expense divided by the sum of net interest income and non-interest income) was 57.87% for the quarter ended March 31, 2013, compared with 54.45% for the same period in 2012.

Asset Quality

The Company’s total non-performing loans at March 31, 2013 were $99.1 million, or 2.02% of total loans, compared with $99.0 million, or 2.02% of total loans at December 31, 2012, and $120.3 million, or 2.58% of total loans at March 31, 2012.  The $69,000 increase in non-performing loans at March 31, 2013, compared with the trailing quarter, was largely due to a $2.3 million increase in non-performing residential loans and a $470,000 increase in commercial mortgage loans, offset by a $1.9 million decrease in non-performing commercial loans and a $751,000 decrease in non-performing consumer loans.  The increase in non-performing residential mortgage loans was largely attributable to a single $1.8 million loan the value of which is supported by a recent appraisal.  As a result, the overall risk profile of the non-performing loan portfolio improved as higher-risk commercial non-performing loans decreased during the quarter.  At March 31, 2013, impaired loans totaled $112.0 million with related specific reserves of $6.6 million, compared with impaired loans totaling $109.6 million with related specific reserves of $7.2 million at December 31, 2012.  At March 31, 2012, impaired loans totaled $111.6 million with related specific reserves of $8.0 million.

At March 31, 2013, the Company’s allowance for loan losses was 1.43% of total loans, unchanged from December 31, 2012, and a decrease from 1.59% of total loans at March 31, 2012.  The Company recorded a provision for loan losses of $1.5 million for the quarter ended March 31, 2013, compared with $5.0 million for the quarter ended March 31, 2012, as a result of year-over-year improvements in asset quality and stabilization of collateral values.  For the three-month period ended March 31, 2013, the Company had net charge-offs of $1.8 million, compared with net charge-offs of $5.4 million for the same period in 2012.  The allowance for loan losses at March 31, 2013 was $70.0 million, compared to $70.3 million at December 31, 2012.

At March 31, 2013, the Company held $12.2 million of foreclosed assets, compared with $12.5 million at December 31, 2012, as resolutions during the quarter of $2.3 million were largely offset by additions of $2.0 million.  Foreclosed assets at March 31, 2013 consisted of $6.5 million of commercial real estate, $5.1 million of residential real estate and $228,000 of marine vessels.

Income Tax Expense

For the three months ended March 31, 2013, the Company’s income tax expense was $7.6 million, compared with $7.3 million for the same period in 2012.  The increase in income tax expense was a function of growth in pre-tax income from taxable sources.  The Company’s effective tax rate was 29.8% and 28.5% for the three months ended March 31, 2013 and 2012, respectively.

About the Company

Provident Financial Services, Inc. is the holding company for The Provident Bank, a community-oriented bank offering a full range of retail and commercial loan and deposit products, through its network of full service branches throughout northern and central New Jersey.

Post Earnings Conference Call

Representatives of the Company will hold a conference call for investors at 10:00 a.m. Eastern Time on Friday, April 26, 2013 regarding highlights of the Company’s first quarter 2013 financial results.  The call may be accessed by dialing 1-888-317-6016 (Domestic), 1-412-317-6016 (International) or 1-855-669-9657 (Canada).  Internet access to the call is also available (listen only) at www.providentnj.com by going to Investor Relations and clicking on Webcast.

Forward Looking Statements

Certain statements contained herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company advises readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Financial Condition
March 31, 2013 (Unaudited) and December 31, 2012
(Dollars in Thousands)

Assets	March 31, 2013	December 31, 2012

Cash and due from banks	$63,495	$101,850
Short-term investments	1,212	1,973
Total cash and cash equivalents	64,707	103,823

Securities available for sale, at fair value	1,215,540	1,264,002
Investment securities held to maturity (fair value of $355,144 at
March 31, 2013 (unaudited) and $374,916 at December 31, 2012)	342,696	359,464
Federal Home Loan Bank Stock	40,675	37,543

Loans	4,910,355	4,904,699
Less allowance for loan losses	70,034	70,348
Net loans	4,840,321	4,834,351

Foreclosed assets, net	12,192	12,473
Banking premises and equipment, net	67,103	66,120
Accrued interest receivable	22,099	24,002
Intangible assets	357,477	357,907
Bank-owned life insurance	148,496	147,286
Other assets	75,469	76,724
Total assets	$7,186,775	$7,283,695

Liabilities and Stockholders' Equity

Deposits:
Demand deposits	$3,435,629	$3,556,011
Savings deposits	925,274	914,787
Certificates of deposit of $100,000 or more	304,917	324,901
Other time deposits	610,761	632,572
Total deposits	5,276,581	5,428,271

Mortgage escrow deposits	22,541	21,238
Borrowed funds	854,007	803,264
Other liabilities	43,201	49,676
Total liabilities	6,196,330	6,302,449

Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value, 200,000,000 shares authorized, 83,209,293 shares issued and 59,968,621 outstanding at March 31, 2013, and 59,937,955
outstanding at December 31, 2012	832	832
Additional paid-in capital	1,022,386	1,021,507
Retained earnings	399,291	389,549
Accumulated other comprehensive income	6,053	7,716
Treasury stock	(386,737)	(386,270)
Unallocated common stock held by the Employee Stock Ownership Plan ("ESOP")	(51,380)	(52,088)
Common Stock acquired by the Directors' Deferred Fee Plan ("DDFP")	(7,275)	(7,298)
Deferred Compensation - DDFP	7,275	7,298
Total stockholders' equity	990,445	981,246
Total liabilities and stockholders' equity	$7,186,775	$7,283,695

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Statements of Income
Three Months Ended March 31, 2013 and 2012 (Unaudited)
(Dollars in Thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Interest income:
Real estate secured loans	$38,335	$38,959
Commercial loans	9,971	10,370
Consumer loans	5,957	6,289
Securities available for sale and Federal Home Loan Bank stock	6,192	8,332
Investment securities held to maturity	2,839	2,918
Deposits, Federal funds sold and other short-term investments	10	12
Total interest income	63,304	66,880

Interest expense:
Deposits	4,956	7,002
Borrowed funds	4,453	5,041
Total interest expense	9,409	12,043
Net interest income	53,895	54,837
Provision for loan losses	1,500	5,000
Net interest income after provision for loan losses	52,395	49,837

Non-interest income:
Fees	7,960	8,075
Bank owned life insurance	1,210	1,362
Net gain on securities transactions	511	2,183
Other income	264	1,108
Total non-interest income	9,945	12,728

Non-interest expense:
Compensation and employee benefits	20,991	20,508
Net occupancy expense	5,206	5,026
Data processing expense	2,622	2,588
FDIC Insurance	1,250	1,390
Amortization of intangibles	511	739
Advertising and promotion expense	746	685
Other operating expenses	5,620	5,855
Total non-interest expenses	36,946	36,791
Income before income tax expense	25,394	25,774
Income tax expense	7,566	7,346
Net income	$17,828	$18,428

Basic earnings per share	$0.31	$0.32
Average basic shares outstanding	57,167,198	57,051,827

Diluted earnings per share	$0.31	$0.32
Average diluted shares outstanding	57,337,215	57,082,631

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Consolidated Financial Highlights
(Dollars in Thousands, except share data) (Unaudited)

	At or for the
	Three Months Ended
	March 31,
	2013	2012
STATEMENTS OF INCOME:
Net interest income	$53,895	$54,837
Provision for loan losses	1,500	5,000
Non-interest income	9,945	12,728
Non-interest expense	36,946	36,791
Income before income tax expense	25,394	25,774
Net income	17,828	18,428
Diluted earnings per share	$0.31	$0.32
Interest rate spread	3.21%	3.29%
Net interest margin	3.33%	3.42%

PROFITABILITY:
Annualized return on average assets	1.00%	1.04%
Annualized return on average equity	7.32%	7.71%
Annualized non-interest expense to average assets	2.08%	2.08%
Efficiency ratio (1)	57.87%	54.45%

ASSET QUALITY:
Non-accrual loans	$99,059	$120,343
90+ and still accruing	—	—
Non-performing loans	99,059	120,343
Foreclosed assets	12,192	14,440
Non-performing assets	111,251	134,783
Non-performing loans to total loans	2.02%	2.58%
Non-performing assets to total assets	1.55%	1.89%
Allowance for loan losses	$70,034	$73,996
Allowance for loan losses to total non-performing loans	70.70%	61.49%
Allowance for loan losses to total loans	1.43%	1.59%

AVERAGE BALANCE SHEET DATA:
Assets	$7,220,211	$7,101,853
Loans, net	4,829,796	4,584,512
Earning assets	6,479,902	6,358,860
Core deposits	4,434,375	4,068,187
Borrowings	804,919	900,785
Interest-bearing liabilities	5,350,792	5,408,985
Stockholders' equity	987,984	961,136
Average yield on interest-earning assets	3.92%	4.19%
Average cost of interest-bearing liabilities	0.71%	0.90%

LOAN DATA:
Mortgage loans:
Residential	$1,234,173	$1,297,437
Commercial	1,349,565	1,262,756
Multi-family	743,356	572,491
Construction	135,611	118,714
Total mortgage loans	3,462,705	3,251,398
Commercial loans	874,880	834,211
Consumer loans	573,784	571,010
Total gross loans	4,911,369	4,656,619
Premium on purchased loans	4,683	5,621
Unearned discounts	(73)	(95)
Net deferred	(5,624)	(3,343)
Total loans	$4,910,355	$4,658,802

Notes

(1) Efficiency Ratio Calculation
	Three Months Ended
	March 31,
	2013	2012
Net interest income	$53,895	$54,837
Non-interest income	9,945	12,728
Total income	$63,840	$67,565

Non-interest expense	$36,946	$36,791

Expense/income	57.87%	54.45%

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Quarterly Average Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2013				December 31, 2012
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$16,639		$10	0.25%	$37,442		$24	0.25%
Federal funds sold and
other short-term investments	1,424		—	0.01%	1,738		—	0.14%
Investment securities (1)	350,326		2,839	3.24%	350,890		2,912	3.32%
Securities available for sale	1,243,647		5,764	1.85%	1,325,804		5,963	1.80%
Federal Home Loan Bank stock	38,070		428	4.56%	37,811		435	4.58%
Net loans: (2)
Total mortgage loans	3,418,532		38,335	4.49%	3,380,309		38,903	4.55%
Total commercial loans	839,389		9,971	4.78%	812,727		10,125	4.91%
Total consumer loans	571,875		5,957	4.22%	579,063		6,241	4.29%
Total net loans	4,829,796		54,263	4.51%	4,772,099		55,269	4.58%
Total Interest-Earning Assets	$6,479,902		$63,304	3.92%	$6,525,784		$64,603	3.92%

Non-Interest Earning Assets:
Cash and due from banks	75,239				80,974
Other assets	665,070				662,724
Total Assets	$7,220,211				$7,269,482

Interest-Bearing Liabilities:
Demand deposits	$2,696,385		$1,954	0.29%	$2,675,980		$2,293	0.34%
Savings deposits	918,535		267	0.12%	903,774		339	0.15%
Time deposits	930,953		2,735	1.19%	980,682		3,056	1.24%
Total Deposits	4,545,873		4,956	0.44%	4,560,436		5,688	0.50%
Borrowed funds	804,919		4,453	2.24%	818,122		4,708	2.29%
Total Interest-Bearing Liabilities	$5,350,792		$9,409	0.71%	$5,378,558		$10,396	0.77%

Non-Interest Bearing Liabilities	881,435				898,549
Total Liabilities	6,232,227				6,277,107
Stockholders' equity	987,984				992,375
Total Liabilities and Stockholders' Equity	$7,220,211				$7,269,482

Net interest income			$53,895				$54,207

Net interest rate spread				3.21%				3.15%
Net interest-earning assets	$1,129,110				$1,147,226

Net interest margin (3)				3.33%				3.29%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.21	x			1.21	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balances are net of the allowance for loan losses, deferred loan fees and expenses, loan premiums and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

PROVIDENT FINANCIAL SERVICES, INC. AND SUBSIDIARY
Net Interest Margin Analysis
Average Year to Date Balances
(Unaudited) (Dollars in Thousands)

	March 31, 2013				March 31, 2012
	Average			Average	Average			Average
	Balance		Interest	Yield	Balance		Interest	Yield
Interest-Earning Assets:
Deposits	$16,639		$10	0.25%	$19,412		$12	0.25%
Federal funds sold and
other short-term investments	1,424		—	0.01%	1,264		—	0.03%
Investment securities (1)	350,326		2,839	3.24%	343,703		2,918	3.40%
Securities available for sale	1,243,647		5,764	1.85%	1,370,978		7,852	2.29%
Federal Home Loan Bank stock	38,070		428	4.56%	38,991		480	4.95%
Net loans: (2)
Total mortgage loans	3,418,532		38,335	4.49%	3,201,705		38,959	4.84%
Total commercial loans	839,389		9,971	4.78%	818,192		10,370	5.05%
Total consumer loans	571,875		5,957	4.22%	564,615		6,289	4.48%
Total net loans	4,829,796		54,263	4.51%	4,584,512		55,618	4.83%
Total Interest-Earning Assets	$6,479,902		$63,304	3.92%	$6,358,860		$66,880	4.19%

Non-Interest Earning Assets:
Cash and due from banks	75,239				79,586
Other assets	665,070				663,407
Total Assets	$7,220,211				$7,101,853

Interest-Bearing Liabilities:
Demand deposits	$2,696,385		$1,954	0.29%	$2,507,930		$2,783	0.45%
Savings deposits	918,535		267	0.12%	890,165		374	0.17%
Time deposits	930,953		2,735	1.19%	1,110,105		3,845	1.39%
Total Deposits	4,545,873		4,956	0.44%	4,508,200		7,002	0.62%
Borrowed funds	804,919		4,453	2.24%	900,785		5,041	2.25%
Total Interest-Bearing Liabilities	$5,350,792		$9,409	0.71%	$5,408,985		$12,043	0.90%

Non-Interest Bearing Liabilities	881,435				731,732
Total Liabilities	6,232,227				6,140,717
Stockholders' equity	987,984				961,136
Total Liabilities and Stockholders' Equity	$7,220,211				$7,101,853

Net interest income			$53,895				$54,837

Net interest rate spread				3.21%				3.29%
Net interest-earning assets	$1,129,110				$949,875

Net interest margin (3)				3.33%				3.42%
Ratio of interest-earning assets to
total interest-bearing liabilities	1.21	x			1.18	x

(1) Average outstanding balance amounts shown are amortized cost.
(2) Average outstanding balance are net of the allowance for loan losses, deferred loan fees and expenses, loan premium and discounts and include non-accrual loans.
(3) Annualized net interest income divided by average interest-earning assets.

The following table summarizes the quarterly net interest margin for the previous five quarters.

	3/31/13	12/31/12	9/30/12	6/30/12	3/31/12
	1st Qtr.	4th Qtr.	3rd Qtr.	2nd Qtr.	1st Qtr.
Interest-Earning Assets:
Securities	2.19%	2.13%	2.17%	2.42%	2.54%
Net loans	4.51%	4.58%	4.68%	4.76%	4.83%
Total interest-earning assets	3.92%	3.92%	3.99%	4.11%	4.19%

Interest-Bearing Liabilities:
Total deposits	0.44%	0.50%	0.54%	0.58%	0.62%
Total borrowings	2.24%	2.29%	2.32%	2.20%	2.25%
Total interest-bearing liabilities	0.71%	0.77%	0.82%	0.85%	0.90%

Interest rate spread	3.21%	3.15%	3.17%	3.26%	3.29%
Net interest margin	3.33%	3.29%	3.31%	3.39%	3.42%

Ratio of interest-earning assets to interest-bearing liabilities	1.21x	1.21x	1.20x	1.18x	1.18x